Filed Pursuant to Rule 424(b)(5)
Registration No. 333-166366

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.

Subject to Completion, Dated September 30, 2010

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated May 20, 2010)

44,145,706 Units

Units Consisting of

One Share of Common Stock and

a Warrant to Purchase 0.5 of a Share of Common Stock

We are offering 44,145,706 units, with each unit consisting of one share of our common stock and a warrant to purchase 0.5 of a share of our common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants), pursuant to this prospectus supplement and the accompanying prospectus. The purchase price for each unit is $0.35. Each warrant will have an exercise price of $0.42 per share, will be exercisable six months after issuance and will expire five years from the date of issuance. Units will not be issued or certificated. The shares of common stock and the warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SNSS”. On September 30, 2010, the last reported sale price of our common stock was $0.42 per share. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Our business and an investment in our common stock include significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public offering price	$0.35	$15,450,997
Underwriting discount	0.02	872,550
Proceeds, before expenses, to us	0.33	14,578,447

The underwriters expect to deliver the units against payment on or about                     , 2010.

Cowen and Company

ThinkEquity LLC

                    , 2010

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 20, 2010, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectus that we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before making an investment decision. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the headings “Risk Factors” in this prospectus supplement beginning on page S-4 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, together with any free writing prospectus we have authorized for use in connection with this offering and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

About Sunesis

Overview

We are a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics for the treatment of hematologic and solid tumor cancers. Our efforts are currently focused primarily on the development of vosaroxin (formerly voreloxin) for the treatment of acute myeloid leukemia, or AML. We have built a highly experienced cancer drug development organization committed to advancing our lead product candidate, vosaroxin, in multiple indications to improve the lives of people with cancer.

Based on data from our Phase 2 clinical trial of vosaroxin in combination with cytarabine in first relapsed or primary refractory AML, together with guidance received from both U.S. and European regulatory agencies, we plan to initiate our multi-national, randomized, double-blind, placebo-controlled, pivotal Phase 3 VALOR clinical trial of vosaroxin in combination with cytarabine in patients with relapsed or refractory AML by the end of this year.

Vosaroxin is a first-in-class anti-cancer quinolone derivative, a class of compounds that has not been used previously for the treatment of cancer. Quinolone derivatives have been shown to mediate anti-tumor activity by targeting mammalian topoisomerase II, an enzyme critical for cell replication. We own the worldwide development and commercialization rights to vosaroxin.

The pivotal Phase 3 VALOR clinical trial of vosaroxin in patients with relapsed or refractory AML that we plan to commence this year is designed to evaluate the effect of vosaroxin in combination with cytarabine, a widely used chemotherapy in AML, on overall survival as compared to placebo with cytarabine. With an anticipated 450 evaluable patients, the trial is designed to have a 90% probability of detecting a 40% difference in overall survival. The trial is designed to include a single pre-specified interim analysis by an independent Data Safety Monitoring Board, or DSMB, that will enable the DSMB to implement a one-time sample size adjustment of 225 additional evaluable patients if deemed beneficial by the DSMB to restore adequate power to the trial based on observed results to that point.

We are in the survival follow-up stage of two fully-enrolled clinical trials of vosaroxin:

•	a Phase 1b/2 trial of vosaroxin in combination with cytarabine for the treatment of patients with first relapsed or primary refractory AML, in which 108 patients were dosed; and

•	a Phase 2 trial (known as REVEAL-1) in previously untreated elderly patients with AML, in which a total of 113 patients were dosed.

In addition, we recently completed a Phase 2 single agent trial in platinum-resistant ovarian cancer patients, in which a total of 137 patients were dosed.

The most recent data from these studies were presented at the American Society of Clinical Oncology 2010 Annual Meeting in June 2010. The U.S. Food and Drug Administration, or FDA, has granted orphan drug designation to vosaroxin for the treatment of AML.

Corporate Information

We were incorporated in Delaware in February 1998 as Mosaic Pharmaceuticals, Inc., and we subsequently changed our name to Sunesis Pharmaceuticals, Inc. The address of our principal executive office is 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and our telephone number is (650) 266-3500. Our website address is www.sunesis.com. Information found on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Unless expressly stated otherwise, all references in this prospectus supplement and the accompanying prospectus to “the Company,” “Sunesis,” “we,” “us,” “our,” or similar references mean Sunesis Pharmaceuticals, Inc. and its subsidiary on a consolidated basis. This prospectus supplement, the accompanying prospectus and the information incorporated by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospects, or included in any free writing prospectus that we have authorized for use in connection with this offering, are the property of their respective owners.

The Offering

Common stock offered by us	44,145,706 shares

Warrants offered by us	Warrants to purchase up to 22,072,853 shares of our common stock. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon exercise of the warrants.

Common stock to be outstanding after this offering	265,320,869 shares (assuming none of the warrants issued in this offering are exercised)

Risk Factors	Our business and an investment in our common stock include significant risks. See “Risk Factors” beginning on page S-4.

Use of proceeds	We currently intend to use the net proceeds from this offering for our planned pivotal Phase 3 VALOR clinical trial of vosaroxin in combination with cytarabine in patients with relapsed or refractory AML and for working capital and general corporate purposes. See “Use of Proceeds” on page S-9.

Listing	Our common stock is listed on the NASDAQ Capital Market under the trading symbol “SNSS.” There is no established public trading market for the offered warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 221,175,163 shares of common stock outstanding as of the close of business on June 30, 2010. This number excludes, as of the close of business on June 30, 2010:

•	options representing the right to purchase a total of 6,301,031 shares of common stock at a weighted average exercise price of $1.57 per share;

•	2,791,661 shares of common stock which were reserved for future equity awards that may be granted in the future under our equity incentive plans;

•	223,053 shares of common stock which were reserved for issuance under our employee stock purchase plan;

•	warrants representing the right to purchase a total of 27,552,790 shares of common stock at an exercise price of $0.22 per share;

•	warrants representing the right to purchase a total of 2,598,869 shares of common stock at exercise prices of between $6.21 and $9.10 per share; and

•	up to $9,314,674 of common stock remaining available to be sold pursuant to a controlled equity offering sales agreement we entered into with Cantor Fitzgerald & Co., or Cantor Fitzgerald.

RISK FACTORS

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with all of the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. If any of these risks actually occurs, our business, financial condition, results of operations and future prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline, and you may lose all or part of your investment.

Risks Relating to this Offering and Ownership of our Common Stock

We need to raise substantial additional funding to fully finance our planned pivotal trial of vosaroxin and continue our operations.

We believe that our currently available cash and cash equivalents, together with the anticipated net proceeds from this offering, are sufficient to fund our operations through at least December 31, 2012. We need to raise additional funding to fully finance our planned pivotal clinical trial of vosaroxin, including substantial additional funding if we are required to expand the number of patients included in the trial based on the planned interim analysis of data from the trial.

In addition, we will need to raise additional capital to:

•	fund additional clinical trials of vosaroxin and seek regulatory approvals;

•	expand our development activities;

•	implement additional internal systems and infrastructure; and

•	build or access commercialization and additional manufacturing capabilities.

Our future funding requirements and sources will depend on many factors, including but not limited to:

•	the rate of progress and cost of our clinical trials;

•

the need for additional or expanded clinical trials (including in particular potential expansion of the number of patients included in our planned pivotal clinical trial of vosaroxin based on the planned interim analysis of data from the trial);

•	the economic and other terms and timing of any licensing, collaboration or other similar arrangement into which we may enter;

•	the costs and timing of seeking and obtaining FDA and other regulatory approvals;

•	the extent of our other development activities;

•	the costs associated with building or accessing commercialization and additional manufacturing capabilities;

•	the costs of acquiring or investing in businesses, product candidates and technologies, if any;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

•	the effect of competing technological and market developments.

Until we can generate a sufficient amount of licensing or collaboration or product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through equity issuances, debt arrangements, a possible license, collaboration or other similar arrangement with respect to development and/or commercialization rights to vosaroxin, or a combination of the above. Any issuance of convertible debt securities, preferred stock or common stock may be at a discount from the then-current trading price of our common stock. If we issue additional common or preferred stock or securities convertible into common stock, our stockholders will experience additional dilution, which may be significant. Further, we do not know whether additional funding will be available on acceptable terms, or at all. If we are unable to raise substantial additional funding on acceptable terms or at all, we will be forced to delay or reduce the scope of our vosaroxin development program and/or limit or cease our operations.

If we fail to maintain compliance with the continued listing requirements of The NASDAQ Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

On March 31, 2010, we received a letter from the NASDAQ Listing Qualifications Staff, or the Staff, notifying us that we do not comply with the minimum $1.00 per share requirement for a continued listing on The NASDAQ Capital Market, or the Bid Price Requirement. In accordance with NASDAQ Listing Rules, we were afforded 180 calendar days, or until September 27, 2010, to regain compliance. On September 28, 2010, we received a second letter from the Staff notifying us that we had failed to regain compliance with the Bid Price Requirement by September 27, 2010, but that we met all other initial inclusion criteria for The NASDAQ Capital Market. As a result, in accordance with the NASDAQ Listing Rules, we were afforded an additional 180 calendar days, or until March 28, 2011, to regain compliance with the Bid Price Requirement. To regain compliance, the bid price of our common stock must close at or above $1.00 for at least 10 consecutive business days at any time prior to March 28, 2011, unless the Staff exercises its discretion to extend this 10-day period. If we do not regain compliance with the Bid Price Requirement by March 28, 2011, the Staff will provide written notification to us that our common stock is subject to delisting. At that time, we may appeal the delisting determination to a NASDAQ Hearings Panel, or Panel. Our common stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination to the Panel, that such appeal would be successful.

If we are delisted, we would expect our common stock to be traded in the over-the-counter market, which could adversely affect the liquidity of our common stock. Additionally, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our common stock;

•	a reduced amount of analyst coverage for us;

•	a decreased ability to issue additional securities or obtain additional financing in the future;

•	reduced liquidity for our stockholders;

•	potential loss of confidence by collaboration partners and employees; and

•	loss of institutional investor interest.

The price of our common stock may continue to be volatile, and the value of your investment in our common stock may decline.

In the six months ended June 30, 2010, our common stock traded as low as $0.44 and as high as $1.62, and in 2009, traded as low as $0.05 and as high as $2.43. Factors that could cause continued volatility in the market price of our common stock include, but are not limited to:

•	failure to raise additional capital to carry through with our clinical development plans and current and future operations;

•	results from, and any delays in or discontinuance of, ongoing and planned clinical trials for vosaroxin;

•	an expansion of the number of patients included in the trial based on the planned interim analysis;

•

announcements of FDA non-approval of vosaroxin, delays in filing regulatory documents with the FDA or other regulatory agencies, or delays in the review process by the FDA or other foreign regulatory agencies;

•	announcements relating to restructuring and other operational changes;

•	delays in the commercialization of vosaroxin or our future products, if any;

•	market conditions in the pharmaceutical, biopharmaceutical and biotechnology sectors;

•	issuance of new or changed securities analysts’ reports or recommendations;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	introduction of new products by our competitors;

•	issues in manufacturing vosaroxin drug substance or drug product, or future products, if any;

•	market acceptance of vosaroxin or our future products, if any;

•	announcements relating to our collaboration with Biogen Idec, Inc.;

•	actual and anticipated fluctuations in our quarterly operating results;

•	deviations in our operating results from the estimates of analysts;

•	third-party healthcare reimbursement policies;

•	FDA or other U.S. or foreign regulatory actions affecting us or our industry;

•	litigation or public concern about the safety of vosaroxin or future products, if any;

•	failure to develop or sustain an active and liquid trading market for our common stock;

•	sales of our common stock by our officers, directors or significant stockholders; and

•	additions or departures of key personnel.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

If you purchase the securities sold in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

The portion of the public offering price per unit in this offering attributable to our common stock exceeds the net tangible book value per share of our common stock outstanding prior to this offering. Assuming we sell 44,145,706 units in this offering at an assumed public offering price of $0.35 per unit, after deducting the estimated underwriting discount and estimated offering expenses payable by us, you will experience immediate dilution of $0.13 per share, representing the difference between our as adjusted net tangible book value per share as of June 30, 2010 after giving effect to this offering and the assumed public offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, including the issuance of any common stock pursuant to an outstanding controlled equity offering sales agreement with Cantor Fitzgerald following the expiration of the lock-up agreement we entered into with the underwriters as described under “Underwriting,” our stockholders, including investors who purchase units in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock.

We have never paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any national securities exchange, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

•	our strategy, including our plans with respect to initiating pivotal or other clinical trials;

•	sufficiency of our cash resources;

•	the completion of any financing transaction or the satisfaction of closing conditions related to any financing;

•	future regulatory matters;

•	our research and development programs, including clinical testing;

•	any statements concerning proposed regulatory activities or potential licensing or collaborative arrangements;

•	our research and development and other expenses;

•	our operations and legal risks; and

•	assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, and in Current Reports on Form 8-K filed with the SEC. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as well as any free writing prospectus we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the 44,145,706 units that we are offering, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $14.3 million based on an assumed public offering price of $0.35 per unit, after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for our planned pivotal Phase 3 VALOR clinical trial of vosaroxin in combination with cytarabine in patients with relapsed or refractory AML and for working capital and general corporate purposes. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

Our net tangible book value as of June 30, 2010 was $44.3 million, or $0.20 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of shares of common stock outstanding.

After giving effect to our sale of 44,145,706 units in this public offering at an assumed public offering price of $0.35 per unit, after deducting the estimated underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2010 would have been approximately $58.5 million, or $0.22 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing stockholders and immediate dilution in net tangible book value of $0.13 per share to new investors participating in this offering at the assumed public offering price. The following table illustrates this dilution on a per share basis:

Assumed public offering price per unit		$0.35
Historical net tangible book value per share as of June 30, 2010	$0.20
Increase per share attributable to investors participating in this offering	0.02

As adjusted net tangible book value per share after this offering		0.22

Dilution per share to investors participating in this offering		$0.13

The above discussion and table are based on 221,175,163 shares of our common stock outstanding as of the close of business on June 30, 2010. This number excludes, as of the close of business on June 30, 2010, the shares of our common stock issuable upon exercise of the warrants offered hereby and also excludes:

•	options representing the right to purchase a total of 6,301,031 shares of common stock at a weighted average exercise price of $1.57 per share;

•	2,791,661 shares of common stock which were reserved for future equity awards that may be granted in the future under our equity incentive plan;

•	223,053 shares of common stock which were reserved for issuance under our employee stock purchase plan;

•	warrants representing the right to purchase a total of 27,552,790 shares of common stock at an exercise price of $0.22 per share;

•	warrants representing the right to purchase a total of 2,598,869 shares of common stock at exercise prices of between $6.21 and $9.10 per share; and

•	up to $9,314,674 of common stock remaining available to be sold pursuant to a controlled equity offering sales agreement we entered into with Cantor Fitzgerald.

Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering:

•	44,145,706 shares of our common stock; and

•	warrants to purchase 22,072,853 shares of our common stock.

The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.5 of a share of our common stock. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page S-14 of this prospectus supplement.

Warrants

The material terms and provisions of the warrants being issued in this offering are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by us with the SEC in connection with this offering. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable beginning on the six-month anniversary of their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice.

Cashless Exercise. If at any time during the warrant exercisability period there is no effective registration statement registering the issuance of the shares of common stock issuable upon exercise of the warrants, the warrants may be exercised by means of a “cashless exercise” in which a warrantholder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price. The initial per share exercise price of the warrants is $0.42. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

Listing. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Fundamental Transactions. If we enter into, or are a party to, a fundamental transaction pursuant to which our shareholders are entitled or required to receive securities issued by another company or cash or other assets in exchange for our common stock, which we refer to as a corporate event, a holder of a warrant will have the right to receive, upon exercise of the warrant, consideration as if such holder had exercised the warrant immediately prior to such fundamental transaction. In the event of a change of control transaction other than one in which the successor entity is a publicly traded corporation and results in the warrants being exercisable for publicly traded common stock of such successor entity, at the request of a holder of a warrant delivered before the 90th calendar day after consummation of such change of control transaction, we (or the successor entity) will purchase the warrant by paying to the holder, cash in an amount equal to the Black Scholes value, as described in the warrant, of the remaining unexercised portion of the warrant on the date of consummation of such change of control transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus supplement, our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value. As of the close of business on June 30, 2010, there were 221,175,163 shares of common stock outstanding and no shares of preferred stock outstanding. Our board of directors previously designated 5,000,000 of the 10,000,000 authorized shares of preferred stock as Series A preferred stock, of which 4,347,812 shares of Series A preferred stock were previously issued and subsequently converted into 43,478,120 shares of common stock.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law, and the agreements described below. This information may not be complete in all respects and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws, the Delaware General Corporation Law and the agreements described below. For information on how to obtain copies of our amended and restated certificate of incorporation, amended and restated bylaws and the agreements described below, see “Where You Can Find Additional Information” in this prospectus supplement.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights with respect to the election of directors. Generally, all matters to be voted on by stockholders must be approved by the holders of a majority of the common stock, or, in the case of the election of directors, a plurality, entitled to vote and represented at a meeting at which a quorum is present. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Sunesis, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be issued in this offering will be, fully paid and non-assessable.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, of which 5,000,000 shares were designated for issuance as Series A preferred stock pursuant to a certificate of designation of the Series A preferred stock we filed with the Secretary of State of the State of Delaware. On June 30, 2010, all of the shares of Series A preferred stock then outstanding automatically converted into shares of common stock in accordance with the terms of our certificate of designation of the Series A preferred stock. Our board of directors may issue the remaining undesignated preferred stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock. We have no present plan to issue any shares of preferred stock, including any future issuances of Series A preferred stock.

Warrants; Stock Options

As of June 30, 2010, warrants to purchase an aggregate of 27,552,790 shares of our common stock, at an exercise price of $0.22 per share, and warrants to purchase an aggregate of 2,598,869 shares of common stock, at exercise prices of between $6.21 and $9.10 per share, were outstanding. The warrants contain provisions for the adjustment of the exercise prices and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.

As of June 30, 2010, there were 9,315,745 shares of our common stock reserved for issuance under our equity incentive plans. Of this number, 6,301,031 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our equity incentive plans, 2,791,661 shares were reserved for future equity awards that may be granted in the future under our equity incentive plans and 223,053 shares were reserved for issuance under our employee stock purchase plan.

Registration and Board Designation Rights

In March 2009, we entered into a securities purchase agreement with certain accredited investors, including certain members of our management, providing for a private placement, or the Private Placement, of up to $43.5 million of our securities. The Private Placement was comprised of three closings, including the sale of $15.0 million of units consisting of Series A preferred stock and warrants to purchase common stock in two closings, and the sale of $28.5 million of common stock in a third closing. The third and final closing of the Private Placement occurred on June 30, 2010, in connection with which all then outstanding shares of Series A preferred stock automatically converted into shares of our common stock. In April 2009, we entered into an investor rights agreement, as amended, or the Investor Rights Agreement, with these investors pursuant to which we granted to these investors certain registration rights with respect to the common stock issued or issuable in the Private Placement (including upon conversion of the Series A preferred stock and the exercise of the warrants). Under the terms of the Investor Rights Agreement, we filed a registration statement under the Securities Act registering the resale of 175,847,950 shares of our common stock by these investors, including 27,552,790 shares of our common stock issuable upon the exercise of the warrants, and agreed to keep such registration statement continuously effective until the earlier of the date on which all such shares may be immediately resold by such investors to the public without registration or restriction under the Securities Act, or the date on which all of the shares we registered on behalf of such investors have been sold pursuant to such registration statement or Rule 144 under the Securities Act.

The Investor Rights Agreement also includes an agreement among the parties with respect to the size and composition of our board of directors. Subject to the terms and conditions of the Investor Rights Agreement, we agreed to establish and maintain a board of directors consisting of nine members, five of which are to be designated by the holders of a majority-in-interest of the shares of common stock that continue to carry registration rights under the Investor Rights Agreement, which designees we agreed to nominate for election (or re-election) as directors of Sunesis. Alta BioPharma Partners III, L.P., Bay City Capital LLC, Growth Equity Opportunities Fund, LLC, and ONC Partners, L.P., together with their respective affiliates, each have the right to designate one of these designees under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, we elected Edward Hurwitz, Dayton Misfeldt and Helen Kim to our board of directors in 2009, each with terms expiring at our 2012 annual meeting of stockholders.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, in the case of the election of directors, holders of a plurality of the common stock entitled to vote and represented at a meeting at which a quorum is present will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated

bylaws provide that all actions taken by the holders of common stock must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairman of the board, chief executive officer, or president (in the absence of a chief executive officer) or holder of greater than 10% of our common stock may call a special meeting of stockholders. Our amended and restated certificate of incorporation requires a 66- 2 /3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws relating to the absence of cumulative voting, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders.

The combination of the classification of our board of directors, the lack of cumulative voting and the 66- 2 /3% stockholder voting requirements make it more difficult for our existing common stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing common stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue shares of preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219. Its phone number is (718) 921-8124.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SNSS.”

UNDERWRITING

We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the units being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of units set forth opposite its name below. Cowen and Company, LLC is the representative of the underwriters.

Underwriter	Number of Units
Cowen and Company, LLC	33,109,280
ThinkEquity LLC	11,036,426

Total	44,145,706

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions. The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $300,000, which includes up to $125,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering.

Total Per Unit
Assumed Public offering price	$0.35
Underwriting discount	0.02
Proceeds, before expenses, to us	0.33

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement.

The underwriters propose to offer the units offered by us to the public at the assumed public offering price set forth on the cover of this prospectus supplement. If all of the units offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Passive Market Making. In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 90 days after the date of the pricing of the offering. The 90-day restricted period will be automatically extended if (i) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, (1) transfers to us (a) pursuant the exercise of any equity award or warrant granted or issued by us and effected by means of a net or cashless exercise or (b) in full or partial payment of taxes or tax withholding obligations in connection with the exercise of any equity award granted by us, (2) transfers pursuant to a sale or an offer to purchase 100% of our outstanding common stock, (3) if the undersigned is a natural person, certain transfers made as a bona fide gifts, or by will or intestate succession upon the death of the holder, (4) if the holder is a corporation, partnership, limited liability company or other business entity (a) transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the holder if such transfer is not for value, and (b) transfers in connection with the sale of all or substantially all of the holder’s capital stock, partnership interests, membership interests or other similar equity interests, or all or substantially all of the holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement or (c) to another corporation, partnership, limited liability company or other business entity if such transfer is not for value.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships. Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS

Cooley LLP, Palo Alto, California will pass upon the validity of the issuance of the securities offered by this prospectus supplement and the accompanying prospectus. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to our consolidated financial statements), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sunesis Pharmaceuticals, Inc. The SEC’s Internet site can be found at www.sec.gov.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of the prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement (Commission File No. 0-51531):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 29, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, filed with the SEC on April 29, 2010 and August 13, 2010, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 21, 2010, April 2, 2010, April 29, 2010 (except for the information furnished under Item 2.02 and the related exhibit), June 8, 2010, June 30, 2010 (except for the information furnished under Item 2.02 and the related exhibit), July 21, 2010, September 21, 2010 and September 30, 2010; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on September 19, 2005, including any amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Sunesis Pharmaceuticals, Inc.

Attention: Corporate Secretary

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

(650) 266-3500

PROSPECTUS

$60,000,000

Common Stock

Warrants

Units

From time to time, we may offer up to $60,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon the exercise of warrants.

We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SNSS.” The last reported sale price of our common stock on April 27, 2010 was $1.15 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $60,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of the offered securities. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all the material information relating to these offerings. We also may add, update or change, in the prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you, any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” in this prospectus before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any other person to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospectus may have changed since those dates.

This prospectus contains and incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sunesis,” “we,” “our” or similar references mean Sunesis Pharmaceuticals, Inc.

Sunesis Pharmaceuticals, Inc.

We are a biopharmaceutical company focused on the development and commercialization of new oncology therapeutics for the treatment of hematologic and solid tumor cancers. Our efforts are currently focused primarily on the development of voreloxin for the treatment of acute myeloid leukemia, or AML. We have built a highly experienced cancer drug development organization committedto advancing our lead product candidate, voreloxin, in multiple indications to improve the lives of people with cancer.

We own worldwide development and commercialization rights to voreloxin and are currently preparing for anticipated Phase 3 development of the compound. Voreloxin is a first-in-class anti-cancer quinolone derivative, or AQD—a class of compounds that has not been used previously for the treatment of cancer. Quinolone derivatives have been shown to mediate anti-tumor activity by targeting mammalian topoisomerase II, an enzyme critical for cell replication, and have demonstrated promising preclinical antitumor activity.

We are currently completing three clinical trials of voreloxin: (i) a Phase 2 clinical trial (known as the REVEAL-1 trial) in previously untreated elderly patients with AML, for which enrollment was completed in October 2009, with a total of 113 patients dosed in one of three dosing schedules, (ii) a Phase 1b/2 clinical trial of voreloxin in combination with cytarabine for the treatment of patients with relapsed/refractory AML, for which enrollment was completed in January 2010, with a total of 108 patients dosed, and (iii) a Phase 2 single agent clinical trial in platinum-resistant ovarian cancer patients, for which enrollment was completed in December 2008, with a total of 137 patients dosed across one of three dosing schedules. In November 2009, we announced that the U.S. Food and Drug Administration, or FDA, had granted voreloxin orphan drug designation for the treatment of AML. In February 2010, we announced that we received formal guidance from the FDA from End-of-Phase 2 meetings regarding further development of voreloxin for AML. Based on this guidance, we will look to conduct a randomized, double-blind, placebo-controlled, pivotal trial evaluating the effect on overall survival of voreloxin in combination with cytarabine, a widely used chemotherapy in AML, compared to placebo with cytarabine, in patients with relapsed or refractory AML. We anticipate initiating this multi-national Phase 3 trial in the second half of 2010. Management is currently in the process of evaluating alternatives for funding the voreloxin development program.

We were incorporated in Delaware in February 1998 as Mosaic Pharmaceuticals, Inc., and we subsequently changed our name to Sunesis Pharmaceuticals, Inc. The address of our principal executive office is 395 Oyster Point Boulevard, Suite 400, South San Francisco, California 94080, and our telephone number is (650) 266-3500. Our website address is www.sunesis.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement.

The Securities We May Offer

We may offer shares of our common stock and warrants to purchase common stock, either individually or in units with common stock, with a total value of up to $60,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate offering price;

•	voting or other rights, if any;

•	exercise prices, if any; and

•	important United States federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock.

Warrants. We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from these securities. The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We will enter into the warrant agreements with a warrant agent. Each warrant agent will be a bank or trust company that we select. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units consisting of common stock and/or warrants for the purchase of common stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference into this prospectus, the applicable prospectus supplement and any related free writing prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including without limitation any statements relating to:

•	our strategy, including our plans with respect to initiating pivotal or other clinical trials;

•	sufficiency of our cash resources;

•	the completion of any financing transaction or the satisfaction of closing conditions related to any financing;

•	future regulatory matters;

•	our research and development programs, including clinical testing;

•	any statements concerning proposed regulatory activities or potential licensing or collaborative arrangements;

•	our research and development and other expenses;

•	our operations and legal risks; and

•	assumptions underlying any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and from our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks, uncertainties and other important factors. You should carefully consider the various risk factors described above that are incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should carefully read this supplement and any prospectus supplement, together with the information incorporated herein by reference as described under the section entitled “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder for working capital and other general corporate purposes, including the further development and potential commercialization of our lead product candidate, voreloxin. Pending these uses, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities pursuant to our investment policy.

DESCRIPTION OF CAPITAL STOCK

General

We may offer shares of our common stock. We may also offer common stock issuable upon the exercise of warrants, individually or in units with common stock.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.0001 par value, and 10,000,000 shares of preferred stock, $0.0001 par value. As of April 27, 2010, there were

•	57,981,195 shares of common stock outstanding; and

•	4,347,812 shares of Series A preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the Delaware General Corporation Law. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see the section entitled “Where You Can Find Additional Information” in this prospectus.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights with respect to the election of directors. Generally, all matters to be voted on by stockholders must be approved by the holders of a majority of the common stock and Series A preferred stock (voting together as a single class on an as-if converted basis), or, in the case of the election of directors, a plurality, represented at a meeting at which a quorum is present. Subject to preferences that may be applicable to the outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of Sunesis, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the completion of any offering pursuant to this registration statement of which this prospectus is a part, will be fully paid and non-assessable.

Series A Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock, of which 5,000,000 are authorized for issuance as Series A preferred stock pursuant to a certificate of designation of the Series A preferred stock we filed with the Secretary of State of the State of Delaware. We have issued and sold an aggregate of 4,347,812 shares of Series A preferred stock to accredited investors, including certain members of management, in a series of closings, collectively the Private Placement. Our board of directors may issue the remaining undesignated preferred stock in one or more series and has the authority to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that these holders will receive dividend payments and payments upon liquidation may have the effect of delaying, deferring or preventing a change in control of our company, which could have a depressive effect on the market price of our common stock. Other than the previously issued and outstanding shares of our Series A preferred stock, we have no present plan to issue any shares of preferred stock. We may not sell and issue any additional shares of Series A preferred stock without the consent of the holders of a majority of the outstanding shares of Series A preferred stock.

Our Series A preferred stock has the following terms:

Dividends. The holders of Series A preferred stock are entitled to participate on an as-converted to common stock basis with respect to any dividends payable to the holders of our common stock.

Voting. The holders of Series A preferred stock are entitled to the number of votes equal to the whole number of shares of common stock into which such shares of Series A preferred stock would be convertible on the record date fixed for a meeting of our stockholders or the effective date of a written consent by our stockholders, and would, except as otherwise required by law or our governing documents, vote together with the shares of common stock on all matters and not as a separate class, at any annual or special meeting of our stockholders, and may act by written consent in the same manner as the common stock.

Liquidation Preference. Upon any liquidation, dissolution or winding up of Sunesis (including certain “change of control” events constituting a consolidation or merger of Sunesis or sale, exclusive license or exclusive partnering of a majority or more of the our assets), the holders of Series A preferred stock are entitled to a liquidation preference, prior to any distribution of our assets to the holders of common stock, in an amount equal to $10.35 per share, plus all accrued but unpaid dividends thereon, as of the record date for distribution.

Convertibility. Each share of Series A preferred stock is initially convertible into 10 shares of common stock, subject to adjustment for any stock dividends, combinations, stock splits, recapitalizations and the like. All outstanding shares of Series A preferred stock would be automatically converted into shares of common stock at the then-current conversion rate upon the earlier to occur of:

•	the affirmative election of the holders of at least a majority of the then outstanding shares of the Series A preferred stock;

•

following the closing of a qualifying alternative common stock financing, in which the closing bid price of our common stock has been equal to or at least $0.66 per share for a period of 30 trading days, with an average trading volume during such period of at least 200,000 shares of our common stock; or

•	the closing of the common equity closing, as defined in the Securities Purchase Agreement, dated March 31, 2009, as amended, by and among Sunesis and the holders of our Series A preferred stock.

Each holder of Series A preferred stock also has the right to convert its Series A preferred stock into common stock at the then-current conversion ratio at any time after the earlier of:

•	the closing of a qualifying alternative common stock financing pursuant to the terms of the Private Placement; or

•	January 24, 2011.

In the event a holder of Series A preferred stock fails to purchase its pro rata portion in the common equity closing that may be held pursuant to the terms of the Private Placement, a pro rata portion (based on the extent of such holder’s failure to participate) of the shares of Series A preferred stock then held by such holder (or all shares of Series A preferred stock then held by the holder if the holder fails to participate at all) would automatically convert into common stock at a 1-to-1 conversion rate.

Other Restrictions. So long as at least 250,000 shares of Series A preferred stock remain outstanding, we may not, without the approval of the holders of a majority of the shares of Series A preferred stock outstanding, take any action that alters or changes the rights, preferences or privileges of our preferred stock and certain other actions specified in the certificate of designation of the Series A preferred stock, including, among other things:

•	any sale, merger or reorganization of Sunesis or a sale, exclusive license or exclusive partnering (in either case, on a worldwide or regional basis) of a majority or more of our assets;

•	any issuance of debt or preferred stock and, except if certain conditions are met, any issuance of common stock, other than pursuant to the Private Placement; and

•	any amendment of our certificate of incorporation or bylaws.

As a result, it is possible that the interests of the holders of our preferred stock and the holders of common stock may be inconsistent, resulting in the inability to obtain the consent of the holders of our Series A preferred stock on matters that may be in the best interests of holders of our common stock.

Warrants; Stock Options

As of April 27, 2010, warrants to purchase 33,416,500 shares of our common stock, at an exercise price of $0.22 per share, and warrants to purchase an aggregate of 2,640,045 shares of common stock, at exercise prices of between $6.21 and $17.00 per share, were outstanding. The warrants contain provisions for the adjustment of the exercise prices and the aggregate number of shares issuable upon the exercise of the warrants in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.

As of April 27, 2010, there were 9,326,329 shares of our common stock reserved for issuance under our equity incentive plans. Of this number, 6,253,670 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our equity incentive plans, 2,839,022 shares were reserved for future equity awards that may be granted in the future under our equity incentive plans and 233,637 shares were reserved for issuance under our employee stock purchase plan.

Registration and Subscription Rights

In the event holders of our outstanding Series A preferred stock convert their shares of Series A preferred stock into shares of common stock or exercise their warrants to purchase common stock, the rights and privileges associated with the common stock issued will be identical to the rights and privileges associated with the common stock held by our existing common stockholders, except that holders of the common stock issued in the conversion of our Series A preferred stock will have registration rights, rights of first refusal with respect to certain future issuances of our securities and certain rights to designate members of our board of directors.

On April 3, 2009, we entered into an investor rights agreement, as amended, or the Investor Rights Agreement, with the holders of our Series A preferred stock, pursuant to which we granted to these stockholders certain registration rights with respect to the securities issued and sold in the Private Placement. As of April 27, 2010, the holders of:

•	4,347,812 shares of our Series A preferred stock;

•	33,416,500 shares of common stock issuable upon the exercise of outstanding warrants; and

•	1,096,219 shares of common stock issued upon the exercise of a warrant.

are entitled to certain rights with respect to the registration of their shares pursuant to the terms and conditions of the Investor Rights Agreement. These registration rights were waived with respect to the filing of this registration statement.

Pursuant to the Investor Rights Agreement, we also granted to the holders of our Series A preferred stock certain rights of first refusal with respect to certain future issuances of our securities, including as part of a future equity financing, subject to customary exclusions. If we determine to issue any such securities not subject to such exceptions, then we must provide notice and an offer to sell the securities to the purchasing stockholders on the same terms as we propose to sell such securities to other investors a pro rata amount of such securities, based on such investors’ respective percentage ownership of our outstanding common stock, calculated as if all shares of Series A preferred stock (including any dividends thereon) had been converted into shares of common stock. These rights of first refusal, unless waived, will apply with respect to the securities that may be issued and sold pursuant to this registration statement of which this prospectus forms a part.

The Investor Rights Agreement also includes an agreement between the parties with respect to the size and composition of our board of directors. Specifically, following the initial closing of the Private Placement, the size of our board of directors was set at eight members, and the holders of a majority of the Series A preferred stock have the right to designate, and we are required to nominate, three members of our board of directors. Alta BioPharma Partners III, L.P., or Alta, Bay City Capital LLC, or Bay City Capital, and Growth Equity Opportunities Fund, LLC, or GEO, together with their respective affiliates, each have the right to designate one such investor designee. As a result, our board of directors appointed Edward Hurwitz and Dayton Misfeldt to our board of directors on April 3, 2009 as the designees of Alta and Bay City Capital, respectively, and Helen Kim to our board of directors on July 24, 2009 as the designee of GEO. In connection with the second closing of the Private Placement, the size of our board of directors was increased to nine members, and as of May 1, 2010 or such later date as may be determined by the holders of a majority of our Series A preferred stock and to the extent permitted by the rules of the NASDAQ Stock Market LLC and subject to the other terms and conditions of the Investor Rights Agreement, the holders of our Series A preferred stock will be entitled to designate, and we would be required to nominate, five members of our board of directors. Alta, Bay City Capital and GEO, together with their respective affiliates, would each have the right to designate one such investor designee and the remaining two designees would be designated by the holders of a majority of our Series A preferred stock.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, in the case of the election of directors, holders of a plurality of the common stock and Series A preferred stock (voting together as a single class on an as-if converted to common stock basis) represented at a meeting at which a quorum is present will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide that all actions taken by the holders of common stock must be effected at a duly called meeting of stockholders and not by a consent in writing, and that only our board of directors, chairman of the board, chief executive officer, or president (in the absence of a chief executive officer) or holder of greater than 10% of our common stock may call a special meeting of stockholders. Our amended and restated certificate of incorporation requires a 66- 2/ 3% stockholder vote for the amendment, repeal or modification of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws relating to the absence of cumulative voting, the classification of our board of directors, the requirement that stockholder actions be effected at a duly called meeting, and the designated parties entitled to call a special meeting of the stockholders. The holders of Series A preferred stock may take actions by a consent in writing.

The combination of the Series A preferred stock, the classification of our board of directors, the lack of cumulative voting and the 66- 2/3% stockholder voting requirements make it more difficult for our existing common stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing common stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue shares of preferred stock, in addition to the Series A preferred stock, with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened change in control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the General Corporation Law of the State of Delaware

We are subject to Section 203 of the General Corporation Law of the State of Delaware, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, New York 11219. Its phone number is (718) 921-8124. The transfer agent for any warrants or units that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “SNSS.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information that we include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and warrant agreement that describe the terms of the warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

The warrants may be issued independently or together with any common stock and may be attached to or separate from the common stock. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in a prospectus supplement relating to the warrants being offered pursuant to such prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the warrants being offered, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the number of warrants issued with each share of common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of our common stock, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders.

The exercise price payable and the number of shares of common stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock. In lieu of adjusting the number of shares of common stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. No adjustments in the number of shares purchasable upon exercise of the warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock into which the warrant was exercisable immediately prior to such transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See the section entitled “Legal Ownership of Securities” in this prospectus.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The NASDAQ Capital Market may engage in passive market making transactions in the securities on The NASDAQ Capital Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to our consolidated financial statements), which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington,

D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sunesis Pharmaceuticals, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-51531):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2009 from our definitive proxy statement on Schedule 14A for our 2010 Annual Meeting of Stockholders, filed with the SEC on April 29, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on April 29, 2010;

•	our Current Reports on Form 8-K filed with the SEC on January 21, 2010, April 2, 2010 and April 29, 2010; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on September 19, 2005, including any amendments or reports filed for the purpose of updating such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports on Form 8-K filed or furnished under Item 2.02, Item 7.01 or Item 9 and excluding any information furnished pursuant to Item 8.01 of any current report on Form 8-K solely for purposes of satisfying the requirements of Regulation FD under the Securities Exchange Act unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings at no cost, by writing to or telephoning us at the following address:

Sunesis Pharmaceuticals, Inc.

Attention: Corporate Secretary

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

(650) 266-3500

44,145,706 Units

Units Consisting of

One Share of Common Stock and

a Warrant to Purchase 0.5 of a Share of Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

ThinkEquity LLC

                    , 2010